UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2018, The GEO Group, Inc. (“GEO” or the “Company”) entered into that certain Amendment No.1 to Third Amended and Restated Credit Agreement (the “Amendment”) by and among the Refinancing Lenders party thereto, the other lenders party thereto, GEO and GEO Corrections Holdings, Inc. and BNP Paribas, as Administrative Agent. The Amendment, among other things, provides for the refinancing of all of GEO’s existing senior secured term loans with refinancing term loans in the aggregate principal amount of $792.0 million (“Refinancing Term Loans”) and makes certain other modifications to GEO’s senior secured credit agreement. The interest rate applicable to the Refinancing Term Loans is equal to LIBOR plus 2.00% (with a LIBOR floor of 0.75%).

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein by reference. Capitalized terms used in the foregoing summary and not defined are defined in the Amendment.

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Third Amendment and Restated Credit Agreement, dated as of April 30, 2018, by and among The GEO Group, Inc., GEO Corrections Holdings, Inc., BNP Paribas, as administrative agent for the lenders, the refinancing lenders party thereto and each other lender party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

May 4, 2018	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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